Exhibit 99.1

INFORMATION FOR IMMEDIATE RELEASE	Furniture Brands International, Inc. 1 North Brentwood Blvd. St. Louis, Missouri 63105

For Further Information Call
John Hastings
314-863-1100
FURNITURE BRANDS INTERNATIONAL REPORTS
2010 FIRST QUARTER EARNINGS OF $3.5 MILLION OR $0.07 PER SHARE
•	Net sales of $322.4 million, up 12.9% from fourth quarter of 2009 and down 9.7% from first quarter of 2009
•	Net income of $3.5 million compared to a loss of $4.2 million in first quarter of 2009
•	Gross margin of 26.2% compared to 22.5% in 2009 first quarter
•	Net cash* position of $37 million at April 12, 2010 with receipt of tax refund
St. Louis, Missouri, May 5, 2010 — Furniture Brands International (NYSE: FBN) announced today its financial results for the first quarter ended March 31, 2010.
Net sales for the 2010 first quarter were $322 million, a sequential increase of 12.9% from the fourth quarter of 2009 and a decline of 9.7% from the first quarter of 2009. For the 2010 quarter, Furniture Brands reported net income of $3.5 million, or $0.07 per diluted share, compared to a loss of $4.2 million or $0.09 per diluted share in the 2009 quarter. Gross margin for the first quarter of 2010 was 26.2% compared to 22.5% in the first quarter of 2009.
“Furniture Brands’ improved financial performance reflects the strategic actions taken to strengthen the balance sheet, build our brand power, win with customers, and deliver operational excellence,” said Chairman and Chief Executive Officer Ralph P. Scozzafava. “This transformation of Furniture Brands over the past two years has positioned the company to compete better in a weak retail environment, and today’s financial results are clear evidence that our hard work is gaining traction.
“The sequential increase in top-line sales reflects the momentum that our new product offerings are creating in the marketplace. We are consistently gaining floor placements with our retail partners, and consumers are responding favorably to our tested products,” Mr. Scozzafava said.
“Our gross margin for the quarter improved 370 basis points versus the first quarter of 2009. More than half of this improvement was due to our supply chain initiatives, including lean implementation, cellular manufacturing, productivity gains, and fewer plant down days. We are in the process of completing our lean and cellular manufacturing and have the potential for further productivity gains in our supply chain going forward,” Mr. Scozzafava said.
First-quarter 2010 retail sales at the 65 company-owned stores totaled $35.6 million with a gross margin of 42.3% compared to sales of $29.8 million and gross margin of 39.9% at the 62 stores the company owned during the first quarter of 2009. First-quarter 2010 same-store sales at the 40

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Thomasville stores that the company has owned for more than 15 months showed an increase of 16% from the first quarter of 2009.
Selling, general, and administrative costs for the 2010 first quarter totaled $79.9 million compared to $83.2 million in the first quarter of 2009. “We’ve been very focused on driving both effectiveness and efficiency as we moved to our shared services model. We’ve been able to reduce our administrative cost base substantially over the past two years and we continue to pursue additional improvement through further company-wide initiatives,” Mr. Scozzafava said.
At March 31, 2010, net debt* was $17 million compared to net debt of $97 million at March 31, 2009. On April 12, the company received $57 million of an anticipated federal tax refund, resulting in a net cash position of $37 million.
“Furniture Brands’ strong balance sheet provides the needed liquidity to support increased working capital demands as we focus on driving our top-line sales while improving gross margin,” Mr. Scozzafava said. “We have much work to do and clearly understand that increasing our revenues is a top priority that will enable us to fully leverage our improved cost structure to deliver solid results.”
Upcoming Investor Event
A conference call will be held to discuss first quarter results at 7:30 a.m. (Central Time) on May 6, 2010. The call can be accessed in Upcoming Investor Events on the company’s website at furniturebrands.com under “Investor Info’’. Access to the call and the release will be archived for one year.
About Furniture Brands
Furniture Brands International (NYSE: FBN) is one of the world’s leading designers, manufacturers, sourcers, and retailers of home furnishings. It markets through a wide range of retail channels, from mass merchant stores to single-brand and independent dealers to specialized interior designers. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane, Thomasville, Drexel Heritage, Henredon, Pearson, Hickory Chair, Laneventure, and Maitland-Smith.
* Non-U.S. GAAP Financial Measures
We provide certain non-U.S. GAAP financial measures to supplement our U.S. GAAP disclosures. The company believes that these measures are helpful to investors in assessing the ongoing performance of its underlying businesses before the impact of selected items. We do not, and do not suggest investors should, consider such non-U.S. GAAP financial measures in isolation from, or as a substitute for, U.S. GAAP financial information. These non-U.S. GAAP financial measures may not be consistent with presentations made by other companies. A reconciliation of each non-U.S. GAAP measure to the most closely applicable U.S. GAAP financial measure appears at the end of this press release.
Adjusted gross margin and adjusted SG&A exclude certain costs that have been reduced or that we believe may be significantly reduced or eliminated in the future due to specific actions taken by management. Management uses these measures to manage and evaluate our business operations and financial performance, because these costs are not characteristic of typical industry conditions and management expects that these costs may not have the same financial

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impact on our future financial results. Discussions in this press release focused on reported gross margin and reported SG&A because the difference between reported and adjusted measures was negligible. The company intends to continue to provide these non-U.S. GAAP measures and will refer to them in future press releases when their use will assist the reader in better understanding our business operations and financial performance.
Management measures net debt and net cash and changes in net debt and net cash to assess the degree of debt held by the Company and to monitor our ability to manage our debt position. We present net debt and net cash as total long-term debt, less cash and cash equivalents. While we believe this non-U.S. GAAP information is useful, our calculation of net debt excludes other assets and liabilities which we consider, and suggest investors consider, in assessing our financial condition and liquidity position.
Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, or plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words ``will,’’ ``believe,’’ ``positioned,’’ ``estimate,’’ ``project,’’ ``target,” ``continue,’’ ``intend,’’ ``expect,’’ ``future,’’ ``anticipates,’’ and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under ``Risk Factors’’ in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution realignments; manufacturing realignments and cost savings programs; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

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FURNITURE BRANDS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Net sales	$322,391	$356,871
Cost of sales	237,942	276,530

Gross profit	84,449	80,341
Selling, general & administrative expenses	79,864	83,214

Earnings (loss) from operations	4,585	(2,873)
Interest expense	844	1,788
Other income (expense), net	279	926

Earnings (loss) before income tax expense	4,020	(3,735)
Income tax expense	523	441

Net earnings (loss)	$3,497	$(4,176)

Net earnings (loss) per common share — Basic and Diluted:	$0.07	$(0.09)

Weighted average common shares outstanding:
Basic	48,297	48,322
Diluted	48,356	48,322

FURNITURE BRANDS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$60,524	$83,872
Receivables, less allowances of $20,738
($26,225 at December 31, 2009)	128,908	125,513
Income tax refund receivable	58,976	58,976
Inventories	231,392	226,078
Prepaid expenses and other current assets	9,199	9,274

Total current assets	488,999	503,713

Property, plant and equipment, net	130,958	134,352
Trade names	87,608	87,608
Other assets	37,686	32,432

	$745,251	$758,105

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt (1)	$78,000	$17,000
Accounts payable	88,279	83,813
Accrued expenses	74,251	75,948

Total current liabilities	240,530	176,761

Long-term debt	—	78,000
Deferred income taxes	26,359	25,737
Pension liability	135,372	135,557
Other long-term liabilities	74,536	79,259

Shareholders’ equity	268,454	262,791

	$745,251	$758,105

1	The company has obtained a waiver from its requirement to provide a representation concerning the underfunded status of its pension plan to the financial institutions from which it obtained its asset-based loan (“ABL”). Absent this waiver, the company would not have been able to satisfy this requirement at March 31, 2010. The waiver expires upon the earlier of January 1, 2011 or such date that the pension relief, under the Worker, Retiree, and Employer Recovery Act of 2008, signed into law on December 23, 2008, ceases to be applicable to the company’s plan. Because the waiver expires within a period less than one year from the balance sheet date, the company has reclassified all amounts outstanding under the ABL to current maturities as of March 31, 2010. Several events could result in all or a portion of the company’s outstanding debt being reclassified to long-term, including: the pension underfunded amount is reduced to less than $50.0 million, the waiver is extended to a period greater than one year from the balance sheet date, the terms of the ABL are modified to remove the representation requirement, or the outstanding debt is repaid.

FURNITURE BRANDS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Cash flows from operating activities:
Net earnings (loss)	$3,497	$(4,176)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Depreciation and amortization	6,105	6,222
Compensation expense related to stock option grants and restricted stock awards	226	1,103
Provision (benefit) for deferred income taxes	(87)	40
Other, net	(1,530)	(614)
Changes in operating assets and liabilities:
Accounts receivable	(3,395)	7,411
Income tax refund receivable	—	9,285
Inventories	(5,314)	27,439
Prepaid expenses and other assets	(292)	(3,122)
Accounts payable and accrued expenses	2,769	(46,046)
Other long-term liabilities	(2,702)	(6,807)

Net cash used in operating activities	(723)	(9,265)

Cash flows from investing activities:
Proceeds from the disposal of assets	1,869	51
Additions to property, plant, equipment and software	(7,494)	(4,248)

Net cash used in investing activities	(5,625)	(4,197)

Cash flows from financing activities:
Payments of long-term debt	(17,000)	(45,000)
Other	—	(10)

Net cash used in financing activities	(17,000)	(45,010)

Net decrease in cash and cash equivalents	(23,348)	(58,472)
Cash and cash equivalents at beginning of period	83,872	106,580

Cash and cash equivalents at end of period	$60,524	$48,108

Supplemental disclosure:
Cash payments (refunds) for income taxes, net	$103	$(9,380)

Cash payments for interest expense	$866	$2,329

FURNITURE BRANDS INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP ITEMS AND SUPPLEMENTAL INFORMATION
(in thousands except per share data)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Net sales	$322,391	$356,871

Cost of sales (GAAP basis)	237,942	276,530
Less selected items included in cost of sales:
Severance charges	33	418
Factory downtime costs	1,065	2,286

	1,098	2,704

Adjusted cost of sales (non-GAAP)	236,844	273,826

Adjusted gross profit (non-GAAP)	85,547	83,045

Adjusted gross margin (non-GAAP)	26.5%	23.3%

Selling, general & administrative expenses (GAAP basis)	79,864	83,214
Less selected items included in selling, general and administrative expenses:
Property dispositions and other restructuring charges	495	—
Closed store expense	932	1,395

	1,427	1,395

Adjusted selling, general and administrative expenses (non-GAAP)	78,437	81,819

Adjusted operating earnings (non-GAAP)	$7,110	$1,226

Valuation allowance increase/(decrease) — included in
income tax expense	$(1,297)	$1,103

	April 12,	March 31,	March 31,
	2010	2010	2009
Cash and cash equivalents	$115,000	$60,524	$48,108
Debt	78,000	78,000	145,000

Net cash/(debt)	$37,000	$(17,476)	$(96,892)

FURNITURE BRANDS INTERNATIONAL, INC.
SUPPLEMENTAL RETAIL INFORMATION
(in thousands except per share data)
(unaudited)

	Thomasville Stores (a)		All Other Retail Locations (b)
	Three Months Ended		Three Months Ended
	March 31,	March 31,	March 31,	March 31,
	2010	2009	2010	2009
Net sales	$25,636	$19,530	$9,983	$10,266
Cost of sales	14,632	11,403	5,930	6,512

Gross profit	11,004	8,127	4,053	3,754
Selling, general & administrative expenses — open stores	14,818	13,673	7,100	7,140

Loss from operations — open stores (d)	(3,814)	(5,546)	(3,047)	(3,386)

Selling, general & administrative expenses — closed stores	—	—	932	1,395

Loss from operations — retail operations (d)	(3,814)	(5,546)	(3,979)	(4,781)

Number of open stores at end of period	51	45	14	17
Number of closed locations at end of period	—	—	28	26
Same-store-sales (c):
Percentage increase (decrease)	16%	(22)%	(e )	(e )
Number of stores	40	12

a)	This supplemental data includes company-owned Thomasville retail store locations that were open during the three months ending March 31, 2010 and 2009.

b)	This supplemental data includes all company-owned retail locations other than open Thomasville stores (“all other retail locations”). This data also includes costs of $932 in the three months ended March 31, 2010 and $1,395 in the three months ended March 31, 2009 associated with closed retail locations which includes occupancy costs, lease termination costs, and costs associated with closed store lease liabilities.

c)	The same-store-sales percentage is based on sales from stores that have been in operation and company-owned for at least 15 months.

d)	Operating loss does not include our wholesale profit on the above retail net sales.

e)	Same-store-sales data is not meaningful and is not presented for all other retail locations because results include retail store locations of multiple brands including ten Drexel Heritage stores, two Lane stores, one Henredon store, and one Broyhill store at March 31, 2010; and it is not one of our long-term strategic initiatives to grow company-owned retail locations for these non-Thomasville brands.